Exhibit 99.1

DT Cloud Star Acquisition Corporation Prices $60 Million Initial Public Offering

New York, New York – July 24, 2024 – DT Cloud Star Acquisition Corporation, a newly organized blank check company incorporated in the Cayman Islands as a business company (the “Company”), today announced the pricing of its initial public offering (“IPO”) of 6,000,000 units at an offering price of $10.00 per unit, with each unit consisting of one ordinary share and one right to receive one-ninth (1/9) of one ordinary share upon the consummation of an initial business combination. The units are expected to trade on The Nasdaq Global Market (“Nasdaq”) under the ticker symbol “DTSQU” beginning July 25, 2024. The Company expects the IPO to close on July 26, 2024, subject to customary closing conditions. Once the securities comprising the units begin separate trading, the ordinary shares and the rights are expected to be traded on Nasdaq under the symbols “DTSQ” and “DTSQR,” respectively.

A.G.P./Alliance Global Partners is acting as the sole book-running manager for the offering.

The Company has granted the underwriters a 45-day option to purchase up to 900,000 units at the initial public offering price to cover over-allotments, if any. Wilson Sonsini Goodrich & Rosati, Professional Corporation served as the U.S. counsel to the Company and Sichenzia Ross Ference Carmel LLP served as U.S. counsel to the underwriter in this offering.

A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on July 24, 2024. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No securities regulatory authority has either approved or disapproved of the contents of this press release.

The offering is being made only by means of a prospectus, copies of which may be obtained from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com or by visiting EDGAR on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About DT Cloud Star Acquisition Corporation

The Company is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any business or industry, it intends to focus its search on industries that complement its management team’s background. The Company is led by Mr. Bian Fan, the Company’s Chief Executive Officer, and Mr. Kenneth Lam, the Company’s Chief Financial Officer.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the IPO and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the IPO filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact:

For investors:

DT Cloud Star Acquisition Corporation

Bian Fan

Chief Executive Officer

Floors 1 through 3, 175 Pearl Street

Brooklyn, New York 11201

United States of America

Email: bian.fan@infinity-star.com